                                                                 EXHIBIT 1(b)(i)

                         AVCO FINANCIAL SERVICES, INC.

                          MEDIUM-TERM NOTES, SERIES F

         DUE FROM MORE THAN NINE MONTHS TO TEN YEARS FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT

                                                                October 12, 1994
MORGAN STANLEY & CO. INCORPORATED
1251 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10020

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
     Smith Incorporated

Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

SALOMON BROTHERS INC
SEVEN WORLD TRADE CENTER
NEW YORK, NEW YORK 10048

Dear Sirs:

     Avco Financial Services, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of its Medium-Term Notes, Series F (the "Notes") in such principal amount as may result in the initial public offering or purchase prices for all Notes aggregating up to $600,000,000, subject to increase from time to time to such larger amount as may be authorized by the Company. In the event that the Company shall from time to time authorize the issuance of additional Notes, it is understood that such Notes shall be distributed through you pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof. The Notes are to be issued under an indenture dated as of October 1, 1994, (the "Indenture"), between the Company and Mellon Bank, N.A., as trustee. The Notes will mature more than nine months and not more than ten years from date of issue and will bear interest at rates to be specified in a pricing supplement to the Note Prospectus referred to below.

     Subject to the terms and conditions stated herein, the Company hereby appoints each of you as an agent of the Company for the purpose of soliciting offers to purchase the Notes; provided, however, that the Company reserves the right to sell and may accept offers to purchase the Notes directly on its own behalf. In addition, the Company reserves the right to appoint additional agents for the purpose of soliciting offers to purchase the Notes (the "Other Agents"); provided, however, that such Other Agents shall enter into a Distribution Agreement with the Company substantially identical hereto. For the purposes of this Agreement, the term "the Agent" shall refer to any of you acting in the capacity as agent for the Company hereunder (collectively, the "Agents").

     1. Solicitations by the Agents of Offers To Purchase. (a) Following the Commencement Date (referred to below), the Company shall notify each Agent from time to time as to the commencement of a period during which the Notes may be offered and sold by such Agent (each period, commencing with such a notification and ending at such time as the authorization for offers and sales through such Agent shall have been suspended by the Company or such Agent as provided hereunder, being herein referred to as an "Offering Period"). On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent will use its reasonable efforts to solicit offers to purchase the Notes during each Offering Period upon the terms and conditions set forth in the Prospectus as then amended and supplemented.

     The Company agrees to pay each Agent, as consideration for soliciting the sale of the Notes, a commission equal to the percentage set forth on Schedule I hereto of the principal amount of each Note sold by the Company as the result of a solicitation by such Agent; provided, however, that any such Agent or the Company may upon not less than 30 days' notice request that the commissions be renegotiated, and if no agreement is reached within such 30-day period this Agreement shall be terminated subject to Section 9 hereof with respect to such Agent.

     Each Agent is authorized to solicit orders for the Notes only in denominations of $1,000 and any multiple of $1,000, at a purchase price equal to 100% of their principal amount (unless otherwise specified in its applicable pricing supplement to the Note Prospectus). Each Agent shall communicate to the Company, orally or in writing, each reasonable offer or indication of interest received by it to purchase Notes. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Notes hereunder, each Agent is acting solely as agent for the Company, and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will an Agent be obligated to purchase any Notes for its own account.

     Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by it in the Medium-Term Note Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may be amended only by written agreement of the Company and the Agents.

     The documents required to be delivered by Section 5 of this Agreement shall be delivered at the office of LeBoeuf, Lamb, Greene & MacRae, counsel for the Agents, 125 West 55th Street, New York, N.Y. 10019, on such date as may be agreed to by the Company and the Agents (the "Commencement Date").

     (b) Subject to the terms and conditions stated herein, the Company agrees that, whenever the Company determines to sell Notes directly to any of the Agents as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of this Section 1(b). Each sale of Notes to any of the Agents as principal shall be made in accordance with the terms of this Agreement and a supplemental agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such supplemental agreement (which shall be an oral agreement unless otherwise agreed) is herein referred to as a "Terms Agreement". Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. Each Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by any of the Agents pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the date and time of delivery of payment for such Notes (the "Purchase Date"), the place of delivery of the Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company, and the letter from Ernst & Young, pursuant to Section 5(B)(b). Such Terms Agreement shall also specify the period of time referred to in Section 4(m).

     Delivery of the certificates for Notes sold to any of the Agents pursuant to any Terms Agreement shall be made as agreed to between the Company and such Agent as set forth in the Terms Agreement, not later than the Purchase Date set forth in such Terms Agreement, against payment of funds to the

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Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Terms Agreement.

     Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by such Agent to investors and other purchasers from time to time in one or more transactions at varying prices determined at the time of sale, or at a fixed public offering price, if so agreed. In addition, such Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company.

     2. Other Activities of Agents. The Company acknowledges that nothing in this Agreement shall prohibit an Agent from (i) acting as broker for the sale of Notes by customers other than the Company, (ii) soliciting the sale of Notes through the Agent as broker for the seller, soliciting the sale of Notes to the Agent as principal and soliciting offers to buy Notes, (iii) purchasing Notes, and (iv) offering and selling as principal for its own account Notes which the Agent has purchased.

     3. Representations and Warranties. The Company represents and warrants to, and agrees with, the Agent that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form (File No. 33-50547) for the registration under the Act of certain debt securities, including the Notes, which registration statement was declared effective on October 22, 1993, as amended by Post-Effective Amendment
     No.1, which amendment was declared effective on October 5, 1994. The Company may from time to time file with the Commission additional registration statements for the registration of additional amounts of debt securities. At the time of the offer and sale of any Note pursuant to this Agreement, such Note shall be registered pursuant to an effective registration statement under the Act. Each registration statement under which Notes are offered or sold pursuant to this Agreement at the date hereof and at the date of such offer and sale meets and will meet the requirements set forth in Rule 415(a)(1)(x) under the Act and complies and will comply in all other material respects with said Rule. "Registration Statement" shall mean, as of any date, each effective registration statement relating to debt securities pursuant to which Notes are or may then be offered or sold, including incorporated documents, exhibits and financial statements, as amended at such date. "Prospectus" shall mean the form of prospectus relating to debt securities contained in the Registration Statement. The term "preliminary prospectus" as used herein means a prospectus filed as part of any post-effective amendment to the Registration Statement prior to the effective date of such post-effective amendment, as contemplated in Rule 430 under the Act. The Company has included and will include in each such Registration Statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of Prospectus included in each such Registration Statement relating to the Notes and prior to any such filing will advise each Agent of all further information (financial and other) with respect to the Company to be set forth therein. The Prospectus so supplemented from time to time is hereinafter called the "Note Prospectus". Any preliminary form of supplemental prospectus which may be filed pursuant to Rule 424(b) under the Act is hereinafter called a "preliminary supplemental prospectus".
     Any reference herein to the Registration Statement, any preliminary prospectus, any preliminary supplemental prospectus, the Prospectus, or the Note Prospectus, as amended and supplemented, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the effective date of the Registration Statement, or the issue date of such preliminary prospectus, preliminary supplemental prospectus, supplemental prospectus, the Prospectus, or the Note Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus, any preliminary supplemental prospectus,

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     any supplemental prospectus, the Prospectus, or the Note Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of any preliminary prospectus, any preliminary supplemental prospectus, any supplemental prospectus, the Prospectus, or the Note Prospectus, as the case may be, deemed to be incorporated therein by reference and (ii) with respect to the Registration Statement, the filing of any additional registration statement relating to debt securities if Notes are to be offered or sold under such additional registration statement.

          (b) When the Registration Statement became effective, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus (other than a supplement specifying the terms of debt securities other than the Notes) or the Note Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, on each day during an Offering Period, and at the time of delivery of any Notes to (i) any purchaser or his agent whose offer to purchase such Notes was delivered to the Company during an Offering Period and (ii) any Agent purchasing such Notes as principal pursuant to a Terms Agreement:

             (i) the Registration Statement, as amended as of any such time, and the Note Prospectus, as amended and supplemented as of any such time, and the Indentures will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1989 (the "Trust Indenture Act") and the respective rules thereunder; and

             (ii) neither the Registration Statement nor the Note Prospectus, each as amended and supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the trustee or (ii) the information contained in or omitted from the Registration Statement or the Note Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agent or the Other Agents specifically for use in connection with the preparation of the Registration Statement and the Note Prospectus or any amendment thereof or supplement thereto.

             (iii) The documents incorporated by reference in the Registration Statement or Note Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Exchange Act, conformed, and any documents so filed and incorporated by reference after the date of this Agreement will, when they are filed with the Commission, conform, in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

             (iv) The consolidated financial statements and consolidated financial schedules of the Company and any subsidiaries included in the Registration Statement and Note Prospectus, each as amended or supplemented as of any such time, fairly present the financial condition of such companies as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). Ernst & Young, which has examined certain of such financial statements and schedules, as set forth in their reports included in the Registration Statement and Note Prospectus, each as amended or supplemented as of any such time, are independent public accountants with respect to the Company and its subsidiaries as required by the Act and the rules and regulations thereunder.

             (v) The Company has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation; the Company's subsidiaries have been duly incorporated and are existing corporations in good standing under the laws of their

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        respective jurisdictions of incorporation; each of the Company and its subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Note Prospectus; each of the Company and its subsidiaries is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, or if in any jurisdiction the Company or any of its subsidiaries is not so qualified, the failure to so qualify would not, in the aggregate, have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned beneficially (except as otherwise stated in the Registration Statement) by the Company subject to no security interest, other encumbrance or adverse claim.

             (vi) The Indenture has been duly authorized, executed, delivered and qualified under the Trust Indenture Act; the Notes have been duly authorized and, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture will constitute valid and legally binding obligations of the Company in accordance with their terms and the terms of the applicable indenture subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (vii) Unless you shall have been otherwise promptly notified by the Company in writing, except as contemplated in the Note Prospectus, as amended and supplemented as of any such time, subsequent to the respective dates as of which information is given in the Registration Statement and the Note Prospectus, each as amended and supplemented as of any such time, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, taken as a whole, and there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries.

             (viii) Except as set forth in the Note Prospectus, as amended and supplemented as of any such time, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, or might materially and adversely affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed or which will not be so filed as required by the Act.

             (ix) The Company and its subsidiaries hold good and marketable title in fee simple, except as otherwise stated in the Note Prospectus, as amended and supplemented as of any such time, to all of the real property referred to therein as being owned by them, free and clear of all liens and encumbrances, except liens and encumbrances referred to in the Note Prospectus, as amended and supplemented as of any such time (or reflected in the financial statements included therein), and liens and encumbrances which are not material in the aggregate and do not materially interfere with the conduct of the business of the Company and its subsidiaries; and the properties referred to in the Note Prospectus, as amended and supplemented as of any such time, as held under lease by the Company or any of its

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        subsidiaries are held by them under valid and enforceable leases with such exceptions as do not materially interfere with the conduct of the business of the Company and its subsidiaries.

             (x) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of the property of the Company or any of its subsidiaries is subject, the Company's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in connection with the issuance or sale of the Notes by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

          (c) The Company confirms as of the date hereof that the Company and its affiliates are in compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, (Section 517.075 of Florida Statutes, 1987, as amended) and the Company further agrees that if the Company or any of its affiliates commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date hereof, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

4. Agreements of the Company.  The Company agrees with each Agent that:

          (a) Prior to the termination of the offering of the Notes pursuant to this Agreement, the Company will not file any amendment to the Registration Statement, any supplement to the Prospectus which would create a Note Prospectus or any supplement to the Note Prospectus unless the Company has previously furnished each Agent a copy thereof for its review and will not file any such proposed amendment or supplement to which any Agent reasonably objects. Subject to the foregoing sentence, the Company will promptly cause the Prospectus together with each supplement thereto which would create a Note Prospectus, and each Note Prospectus together with each supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b). The Company will promptly advise each Agent (i) of the filing of any amendment or supplement to the Prospectus which creates a Note Prospectus, including the filing of documents incorporated therein by reference, (ii) of the filing of any amendment or supplement to the Note Prospectus, including the filing of documents incorporated therein by reference, (iii) of the filing or effectiveness of any amendment to the Registration Statement, (iv) of any comments from the Commission relating to or any request by the Commission for any amendment of the Registration Statement, any amendment of or supplement to the Prospectus which would create a Note Prospectus, or any amendment of or supplement to the Note Prospectus, or for any additional information,
     (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation of threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will inform you promptly, upon your request, of the aggregate offering price or purchase price of debt securities registered under the Registration Statement that remain unissued, and will promptly advise you to suspend solicitations of orders to purchase Notes at any time when all securities registered under the Registration Statement have been issued.

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

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which, in the reasonable opinion of counsel for the Agents or counsel for the Company, the Registration Statement or the Note Prospectus, as then amended or supplemented, would not reflect any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement or the Note Prospectus, as then amended or supplemented, and/or would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of either such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Note Prospectus, as then amended or supplemented, to comply with the Act, the Company promptly will notify each Agent and, if so notified by the Company, each Agent shall forthwith suspend solicitation of offers to purchase Notes and cease using the Note Prospectus, as then amended or supplemented; the Company will promptly prepare and file with the Commission, subject to the first sentence of
     Section 4(a) above, an amendment or supplement to such Registration Statement or Note Prospectus which will include such facts or events and/or will correct such statement or omission or effect such compliance and will supply such amended or supplemented Note Prospectus to each Agent in such quantities as such Agent may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each Agent pursuant to Section 4(f) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to each Agent, each Agent will, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, resume its obligations to solicit offers to purchase Notes hereunder.

          (c) The Company will make generally available to its security holders as soon as practicable, but not later than 15 months after the end of a fiscal quarter of the Company during which any Notes are sold through or purchased by any of the Agents, an earnings statement of the Company (which need not be audited) covering a 12-month period within such 15 months, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission issued thereunder (including Rule 158 under the Act).

          (d) The Company will furnish to each Agent and counsel for the Agents copies of the Registration Statement, the Note Prospectus and all amendments of and supplements to such documents (including exhibits thereto and documents incorporated by reference therein), in each case as soon as available and in such quantities as each Agent reasonably requests; the Company will also furnish to each Agent and counsel for the Agents one manually signed copy of the Registration Statement and all amendments thereto (including in each case all Exhibits thereto) as soon as available.

          (e) The Company will use its best efforts to qualify the Notes for sale under the securities laws of such jurisdictions as the Agents may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes pursuant to this Agreement (except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any State) and will arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Agents may reasonably request.

          (f) The Company shall furnish to each Agent such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement and the Note Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and the Agents of their respective obligations hereunder and thereunder as any of the Agents may from time to time prior to the termination of this Agreement reasonably request.

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

          (g) The Company, whether or not any Notes are sold through or purchased by the agents and whether or not this Agreement is terminated, shall pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, the fees and disbursements of its accountants, the cost of printing and delivery of the Registration Statement and the Note Prospectus, all amendments and supplements thereto, the Indenture, and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements (including fees of counsel) incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or Blue Sky laws of such jurisdictions as the Agents may designate, any filing fees of the National Association of Securities Dealers, Inc. relating to the Notes, the fees and disbursements of each of the trustees under the Indentures, the fees of any agency that rates the Notes and the fees and expenses in connection with any listing of the Notes on the New York Stock Exchange.

          (h) The Company shall reimburse each Agent for any out-of-pocket expenses (including, without limitation, advertising expenses approved by the Company in its discretion and the reasonable fees and disbursements of counsel to the Agents) incurred heretofore or hereafter by the Agents in connection with the offering, purchase and sale of the Notes. Any such out-of-pocket expenses shall be payable upon the receipt by the Company from any of the Agents of any itemized statement therefor.

          (i) Each time the Registration Statement or the Note Prospectus is amended (which term for the purposes of this Section 4 shall include the filing by the Company of materials incorporated by reference in the Registration Statement or the Note Prospectus) or supplemented (other than by an amendment or supplement relating to any offering of securities other than the Notes or providing solely for the terms of any Notes or for a change deemed immaterial in the reasonable opinion of the Agents), or the Prospectus is supplemented to create a Note Prospectus, the Company will deliver or cause to be delivered forthwith to each Agent a certificate of the Company signed by the Chairman of the Board, the President or a Vice President, and by the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 5(d) that was last furnished to each Agent (either pursuant to Section 5(d) or pursuant to this Section 4(i)) are true and correct at the time of the effectiveness of such amendment (which for the purposes of this Agreement in the case of the filing of materials incorporated by reference shall be the date of the filing of such materials) or the filing of such amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, as amended at the time of effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be), as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(d) but modified, if necessary, to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be), as amended and supplemented at the date of such certificate.

          (j) Each time the Registration Statement or the Note Prospectus is amended or supplemented, including by incorporation by reference, or the Prospectus is supplemented to create a Note Prospectus, the Company shall furnish to or cause to be furnished forthwith to each Agent a written opinion of Herbert F. Smith, Esquire, General Counsel of the Company, to the effect set forth in Exhibit C hereto; provided, however, that such opinion need not be furnished with respect to an amendment or supplement
     (i) providing solely for the terms of any Notes or for a change deemed immaterial in the reasonable opinion of any of the Agents, or (ii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless in the reasonable judgment of any of the Agents, such financial statements or other information are of such a nature that an opinion of counsel should be furnished. Any such opinion shall be dated the date of the effectiveness of such amendment or the date of filing of such supplement, as the case may be, in form satisfactory to each Agent. In lieu of such opinion, such counsel may furnish to each Agent a letter to the effect that each Agent may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be), as amended and supplemented at the date of such letter).

          (k) Each time that the Registration Statement or the Note Prospectus is amended or supplemented to set forth amended or supplemental financial information, the Company shall cause Ernst & Young, its independent auditors, forthwith to furnish each Agent a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, as the case may be, in form satisfactory to each Agent, of the same tenor as the letter referred to in Section 5(e) and clause (1) of Exhibit D hereto but modified to relate to the Registration Statement and Note Prospectus, as amended and supplemented to the date of such letter, and of the same tenor as the portions of the letter referred to in clauses (2) and
     (3) of Exhibit D hereto with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, that if the Registration Statement or the Note Prospectus is amended or supplemented solely to include or incorporate by reference financial information with respect to a fiscal quarter, Ernst & Young may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included or incorporated by reference therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of any of the Agents, such letter should cover such other information.

          (l) Each acceptance by the Company of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery of the Notes relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Note Prospectus as amended and supplemented to each such time).

          (m) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Agent purchasing thereunder, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to those of the Notes being purchased pursuant to the Terms Agreement.

     5. Conditions to the Obligations of the Agents. (A) The obligations of each Agent to solicit offers to purchase the Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and the Commencement Date, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to each Agent the opinion of Herbert F. Smith, Esquire, General Counsel of the Company, dated the Commencement Date, to the effect set forth in Exhibit C hereto.

          (c) Each Agent shall have received from LeBoeuf, Lamb, Greene & MacRae, counsel for the Agents, an opinion dated the Commencement Date with respect to the issuance and sale of the Notes, the Indentures, the Registration Statement, as amended as of the Commencement Date, the Note Prospectus, as amended and supplemented as of the Commencement Date, and other related matters as any of the Agents may reasonably require; and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass on such matters.

          (d) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chairman of the Board, the President or any Vice President, and by the principal financial or accounting officer of the Company (or another officer acceptable to each Agent), dated the Commencement Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, as amended as of the date of such certificate, the Note Prospectus, as amended and supplemented as of the date of such certificate, and this Agreement and that:

             (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligations of the Agents under this Agreement;

             (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, have been contemplated; and

             (iii) since the date of the most recent financial statements included in the Note Prospectus, as amended and supplemented, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, nor any material change in the debt maturing more than one year after the date of issue of the Company and its consolidated subsidiaries, other than those changes reflected in or contemplated by the Note Prospectus, as amended and supplemented as of the date of the certificate.

          (e) Ernst & Young shall have furnished to each Agent a letter or letters, dated the Commencement Date, in form and substance satisfactory to each Agent, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and to the effect set forth in Exhibit D hereto.

          (f) The Company shall have furnished to each Agent such further information, certificates and documents as any of the Agents may reasonably request from time to time. Any certificate signed by any officer of the Company and delivered to any of the Agents or their counsel and delivered explicitly pursuant to the terms of this Agreement shall be deemed a representation and a warranty by the Company to the Agents as to matters covered thereby, as if set forth herein.

          (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Note Prospectus, as amended and supplemented, there shall not have been any change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any change, or any development involving a prospective change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, which is, in the judgment of any of the Agents, so material and adverse as to make it impractical or inadvisable to proceed with the soliciting of offers to purchase the Notes as contemplated by the Registration Statement and the Note Prospectus.

     If any of the conditions specified in this Section 5(A) shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to an Agent and its counsel, this Agreement, with respect to such Agent, and all obligations of such Agent hereunder may be cancelled at any time by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     (B) The obligations of any Agent to purchase Notes pursuant to any Terms Agreement entered into pursuant to Section 1(b) hereof will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of such Terms Agreement and as of the Purchase Date thereunder, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein and in such Terms Agreement on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) Except to the extent modified by such Terms Agreement, each Agent shall have received, appropriately updated and modified, (i) a certificate of the Company, dated as of the Purchase Date, to the effect set forth in
     Section 5(A)(d), (ii) the opinion of the General Counsel of the Company, dated as of the Purchase Date, to the effect set forth in Section 5(A)(b),
     (iii) the opinion of LeBoeuf, Lamb, Greene & MacRae, counsel for the Agents, dated as of the Purchase Date, to the effect set forth in Section 5(A)(c) and (iv) the letter of Ernst & Young, dated as of the Purchase Date, to the effect set forth in Section 5(A)(e).

          (c) Prior to the Purchase Date, the Company shall have furnished to the Agent purchasing pursuant to the Terms Agreement such further information, certificates and documents as such Agent may reasonably request.

          (d) Subsequent to the execution of the Terms Agreement, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the ratings of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).

     If any of the conditions specified in this Section 5(B) shall not have been fulfilled in all material respects when and as provided in this Agreement and in such Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and in such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agent purchasing thereunder and its counsel, such Terms Agreement and all obligations of such Agent thereunder may be cancelled at, or at any time prior to, the Purchase Date by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     6. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including any Agent and any person who purchases pursuant to a solicitation by such Agent, shall have the right to refuse to purchase such Note if, at the date of delivery of such Note, either (a) any condition set forth in Section 5 shall not be satisfied or (b) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, shall have occurred the effect of which is, in the judgment of such Agent, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note. Notwithstanding the foregoing, under no circumstances shall any such Agent have any duty or obligation to exercise the judgment permitted to be exercised under this Section 6.

     7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Agent and each person who controls an Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus, any preliminary supplemental prospectus, the Prospectus, the Note Prospectus or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission, or allegation thereof, which has been made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Agents specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any preliminary prospectus, any preliminary supplemental prospectus, the Prospectus or the Note Prospectus shall not inure to the benefit of any of the Agents (or any person controlling an Agent), if the Company shall have delivered sufficient quantities of the Note Prospectus, as amended and supplemented, to such Agent within a reasonable time prior to the earlier of the delivery of the written confirmation of the sale of such Notes or the delivery of such Notes to the person asserting such loss, claim, damage, liability or action for which indemnification is sought, and the Note Prospectus as so amended and supplemented (excluding documents incorporated by reference) was not sent or given to such person at or prior to the earlier of the delivery of the written confirmation of the sale of such Notes or the delivery of such Notes to such person in any case where such sending or giving of a prospectus is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus, such preliminary supplemental prospectus, such Prospectus or such Note Prospectus was corrected in the Note Prospectus, as so amended and supplemented, provided to each Agent. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement or any amendment thereto to the same extent as the foregoing indemnity from the Company to each Agent, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made therein in reliance upon and in conformity with written information supplied to the Company by or on behalf of such Agent with respect to such Agent. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agents in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the percentage that the aggregate commissions received by such Agent pursuant to Section 1 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such Agent if such commissions had been payable) bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that (i) in no case shall an Agent be responsible for any amount in excess of the commissions received by such Agent in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such Agent if such commissions had been payable) and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person who controls an Agent within the meaning of the Act shall have the same rights to contribution as the Agent. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7(d).

     8. Termination of the Appointment of an Agent. (a) The appointment of an Agent and the obligations of such Agent under this Agreement may be terminated at any time either by the Company or by such Agent upon the giving of written notice of such termination to such Agent or the Company, as the case may be. In the event of such termination, neither such Agent nor the Company shall have any liability to the other, except as provided in the first sentence of the second paragraph of Section 1 and Section 4(g), 4(h), 7 and 9 and except that, if at the time of termination an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of the Note or Notes relating thereto has not occurred, the Company's representations and warranties stated in Section 3(b) and its obligations under the third paragraph of Section 1 and Sections 4(a), 4(b), 4(e), 4(f), 4(i), 4(j), 4(k) and 4(m) shall remain in full force and effect and not be terminated.

     (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Agent purchasing thereunder, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Agent, impracticable to market such Notes.

     9. Representations and Indemnities to Survive. The respective agreements, representations. warranties, indemnities and other statements of the Company or its officers and of each Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes.

     10. Notices. All communications hereunder will be in writing and effective opinion receipt, and, if sent to any Agent, will be mailed, delivered or telegraphed and confirmed to such Agent at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3349 Michelson Drive, Irvine, California 92715-1606, attention of the Executive Vice President, Chief Financial Officer and Treasurer.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each Agent, severally and not jointly.

                                          Very truly yours,

                                          AVCO FINANCIAL SERVICES, INC.

                                          By:
                                             -----------------------------------
                                             Title: Executive Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

MORGAN STANLEY & CO. INCORPORATED

By:
   ------------------------------------
   Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
   ------------------------------------
   Title:

SALOMON BROTHERS INC

By:
   ------------------------------------
   Title:

                                                                      SCHEDULE 1

                         AVCO FINANCIAL SERVICES, INC.

                MEDIUM-TERM NOTES, SERIES F, COMMISSION SCHEDULE

                  TERM                                     COMMISSION RATE
                  ----                                     ---------------
More than 9 months to less than 1 year...................        .125%
1 year to less than 18 months............................        .150
18 months to less than 2 years...........................        .200
2 years to less than 3 years.............................        .250
3 years to less than 4 years.............................        .350
4 years to less than 5 years.............................        .450
5 years to less than 6 years.............................        .500
6 years to less than 7 years.............................        .550
7 years to 10 years......................................        .600

ADDRESS FOR NOTICES TO AGENTS:

     Notices to Morgan Stanley & Co. Incorporated shall be directed to it at both 1251 Avenue of the Americas, New York, New York 10020, Attention of
Manager -- Credit Department, Telecopy No. (212) 703-6503 and 1221 Avenue of the Americas, New York, New York 10020, Attention of Managing Director, Short and Medium Term Finance Department, Telecopy No. (212) 764-7490.

     Notices to Merrill Lynch & Co. shall be directed to it at Merrill Lynch World Headquarters, North Tower-World Financial Center, 10th Floor, New York, New York 10281, Attention MTN Product Management, Telecopy No. (212) 449-2234.

     Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention of the Medium Term Note Department, Telecopy No. (212) 783-2274.

                                                                       EXHIBIT A




                         AVCO FINANCIAL SERVICES, INC.

                          MEDIUM-TERM NOTES, SERIES F,

                           ADMINISTRATIVE PROCEDURES

                                October 12, 1994





                 The administrative procedures and specific terms of the offering of the Medium-Term Notes, Series F (the "Notes"), on a continuous basis by Avco Financial Services, Inc. (the "Company") pursuant to the Distribution Agreement, dated as of October 12, 1994 (the "Distribution Agreement") between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc (each an "Agent") are explained below. In the Distribution Agreement, the Agents have agreed to use their reasonable efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account pursuant to the terms and settlement details of a terms agreement entered into between the Company and such Agent, as contemplated by the Distribution Agreement between them.

                 The Notes will be issued under an indenture dated as of October 1, 1994 (the "Indenture"), between the Company and Mellon Bank, N.A. ("MELLON") as trustee. MELLON is sometimes hereinafter referred to as the "Trustee".

                 The Notes will constitute part of the Senior Debt of the Company and will rank equally with all other unsecured debt of the Company except subordinated debt. Notes will bear interest at either fixed rates ("Fixed Rate Notes") or floating rates ("Floating Rate Notes"). Each Note will be represented by either a Global Security (as defined hereinafter) delivered to MELLON, as Agent for the Depository Trust Company ("DTC"), and recorded in the book entry system maintained by DTC ("a Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such a Note.

                 MELLON will act as Securities Registrar and Paying Agent for the payment of principal of and premium, if any, and interest on the Notes, and will perform the other duties specified herein. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.

         PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

                 In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, MELLON will perform the custodial, document control and administrative functions described below for the Notes, in accordance with its respective obligations under a Letter of Representations from the Company and MELLON to DTC dated as of the date hereof and a Certificate Agreement between MELLON and DTC dated as of September 20, 1994, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:            On any date of settlement (as defined under "Settlement"
                     below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $150,000,000 principal amount of all such Notes of the same series that have the same Stated Maturity, redemption provisions, repayment provisions, Interest
                     Payment Dates, Interest Payment Period, Original Issue
                     Date, Original Issue Discount provisions, and in the case of Fixed Rate Notes, interest rate, or in the case of Floating Rate Notes, initial interest rate, Base Rate,
                     Index Maturity, Interest Reset Period, Interest Reset
                     Dates, Spread or Spread Multiplier, minimum interest rate
                     (if any), and maximum interest rate (if any)
                     (collectively, the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by MELLON. Each Global Security will bear an "Interest
                     Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date, and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor

                     Global Security or Securities (or if no such payment or provisions has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

Identification       The Company has arranged with the CUSIP Service Bureau of
Numbers:             Standard & Poor's Corporation (the "CUSIP Service Bureau")
                     for the reservation of a series of CUSIP numbers
                     (including tranche numbers). Such series consists of approximately 900 CUSIP numbers and relates to Global
                     Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered to MELLON and DTC such written list. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global
                     Securities. At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                     Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global
                     Securities representing Book-Entry Notes of such series.
                     Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to MELLON and DTC.

Registration:        Each Global Security will be registered in the name of
                     Cede & Co., as nominee for DTC, on the Securities
                     Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such
                     Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:           Transfers of a Book-Entry Note will be accomplished by
                     book entries made by DTC and, in turn, by Participants
                     (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:           MELLON may deliver to DTC and the CUSIP Service Bureau at
                     any time a written notice of consolidation specifying
                     (i) the CUSIP numbers of two or more Outstanding Global
                     Securities that represent Book-Entry Notes having the same
                     Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry
                     Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new
                     CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants
                     (including MELLON) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, MELLON will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid.
                     On the specified exchange date, MELLON will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed
                     $150,000,000 in aggregate principal amount, one Global
                     Security will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged Global
                     Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                     "Denominations" below).

Maturities:          Each Book-Entry Note will mature on a date from more
                     than nine months to ten years after the settlement date for such Note.

Notice of            MELLON will notify DTC 60 days prior to each Repayment
Repayment Dates:     Date (as defined in the Note), if any, with respect to a
                     Note of the CUSIP number of such Note, the Repayment
                     Date, the Repayment Price and the exercise period.

Denominations:       Unless otherwise specified in the applicable Pricing
                     Supplement, Book-Entry Notes will be issued in principal amounts of $1,000 or any amount that is a multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $150,000,000. If one or more Book- Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global
                     Security, then one Global Security will be authenticated and issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional
                     Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or
                     Notes shall be assigned the same CUSIP number.

Interest:            General.  Interest, if any, on each Book-Entry Note will
                     accrue from the Interest Accrual Date of the Global
                     Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the

                     Interest Payment Date (provided that in the case of Floating Rate Notes which reset daily or weekly interest payments will include the Regular Record Date immediately preceding the Interest Payment Date) or Maturity (other than a maturity of a Fixed Rate Book-Entry Note occurring on the thirty-first day of a month, in which case such payment will include interest accruing to but excluding only the thirtieth day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard
                     & Poor's Corporation.

                     Regular Record Dates. The Regular Record Date with respect to any Interest Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                     Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book- Entry Notes will be made semi-annually on May 1 and November 1 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date; and provided, further, that any payment required to be made on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

                     Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be postponed to the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, in which event such Interest Payment Date will be the immediately preceding Business Day; and provided, further, if the Maturity Date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal
                     (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of redemption or repayment). In the case of a Floating Rate Book- Entry Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                     Notice of Interest Payment and Regular Record Dates. On the first Business Day of January, April, July and October of each year, MELLON will deliver to the

                     Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Notes, MELLON as Calculation Agent will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of       Fixed Rate Book-Entry Notes.  Interest on Fixed Rate
Interest:            Book-Entry Notes (including interest for partial
                     periods) will be calculated on the basis of a year of
                     twelve thirty-day months.  (Examples of interest
                     calculations are as follows:  the period from August 15,
                     1994, to February 18, 1995, equals 6 months and 3 days, or
                     183 days; the interest payable equals 183/360 times the
                     annual rate of interest times the principal amount of the
                     Note.  The period from September 17, 1994, to February 18,
                     1995, equals 4 months and 31 days, or 151 days; the
                     interest payable equals 151/360 times the annual rate of
                     interest   times the principal amount of the Note.)

                     Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of          Payment of Interest Only.  Promptly after each Regular
Principal and        Record Date MELLON will deliver to the Company and DTC a
Interest:            written notice specifying by CUSIP number the amount of
                     interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest
                     Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The
                     Company will pay to MELLON, as Paying Agent for the Notes, the total amount of interest due on such Interest Payment
                     Date (other than at Maturity), and MELLON will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment
                     Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest
                     Payment Date.

                     Payments at Maturity.  On or about the first Business
                     Day of each month, MELLON will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at Stated Maturity or on a Redemption or Repayment Date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. The Company will pay to MELLON, as the Paying Agent for the Notes, the principal amount of such Global Security, together with interest due at such Maturity. MELLON will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, MELLON will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation, a copy of which certificate shall also be furnished to the Trustee for such series.

                     Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to MELLON in funds available for immediate use by MELLON as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing MELLON to withdraw funds from an account maintained by the Company at MELLON. The Company will confirm such instructions in writing to MELLON. Prior to 10:00 A.M. (New York City time) on each Maturity Date or as soon as possible thereafter, MELLON will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Securities on any Maturity Date. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between MELLON and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor MELLON shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                     Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for        The Company and the Agents will discuss

Rate Setting and     from time to time the aggregate principal amount of,
Posting:             the issuance price of, and the interest rates to be borne
                     by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and       Unless otherwise instructed by the Company, each Agent
Rejection of         will advise the Company promptly by telephone of all
Offers:              offers to purchase Book-Entry Notes received by such
                     Agent. Unless otherwise agreed by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part.

Preparation of       If any order to purchase a Book-Entry Note is accepted
Pricing              by or on behalf of the Company, the Company will prepare a
Supplement:          pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to file it with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company will also deliver a completed Pricing Supplement, via next day mail or telecopy to arrive no later than 11:00 A.M. on the Business Day following the trade date, to the appropriate
                     Agent at the following locations (or at such other locations as designated by the appropriate Agent):

                     Morgan Stanley & Co. Incorporated:

                          Morgan Stanley & Co. Incorporated
                          1251 Avenue of the Americas
                          New York, NY  10020
                          Attn:  Manager - Credit Department
                          Telephone:  (212) 703-7182
                          Telecopy:  (212) 703-6503
                     also, please send a copy to:

                          Morgan Stanley & Co. Incorporated
                          1221 Avenue of the Americas
                          New York, NY  10020
                          Attn: Managing Director Short and Medium Term Finance Department
                          Telephone:  (212) 296-5322
                          Telecopy:  (212) 764-7490

                     Merrill Lynch & Co.:

                          Merrill Lynch & Co. - Tritech Services
                          4 Corporate Place
                          Corporate Park 287
                          Piscataway, NJ  08854
                          Attn:  Final Prospectus Unit/Nachman
                                 Kimerling
                          Telephone:  (908) 878-6525/26/27
                          Telecopy:  (908) 878-6530

                          also, for recordkeeping purposes, please send a copy to:

                          Merrill Lynch & Co.,
                          Merrill Lynch, Pierce, Fenner &
                          Smith Incorporated
                          Merrill Lynch World Headquarters
                          World Financial Center, North Tower
                          10th Floor
                          New York, NY  10281-1310
                          Attn:  MTN Product Management
                          Telephone:  (212) 449-3780
                          Telecopy:  (212) 449-2234

                     Salomon Brothers Inc:

                          Salomon Brothers Inc
                          Seven World Trade Center
                          New York NY  10048
                          Attn:  Medium Term Note Department
                          Telephone:  (212) 783-2882
                          Telecopy:  (212) 783-4120

                     The Agent will cause a Pricing Supplement to be delivered to the purchaser of the Note.

                     In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:          The receipt by the Company of immediately available
                     funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement           Settlement Procedures with regard to each Book-Entry
Procedures:          Note sold by the Company through an Agent, as agent, shall be as follows:

                     A. Such Agent will advise the Company by telephone of the following settlement information:

                              1.      Principal amount.

                              2.      Stated Maturity.

                              3. In the case of a Fixed Rate Book-Entry Note, the interest rate, or in the case of a Floating Rate Book-Entry Note, the initial interest rate (if known at such time), the Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                              4.      Interest Payment Period and Interest
                                      Payment Dates.

                              5.      Redemption provisions, if any.

                              6.      Repayment provisions, if any.

                              7.      Settlement date.

                              8.      Price.

                              9.     Agent's commission, determined as
                                     provided in Section 1 of the Distribution
                                     Agreement between the Company and such
                                     Agent.
                              10.    Whether the Note is an Original Issue
                                     Discount Note, and if it is an Original
                                     Issue Discount Note, the total amount of OID, the yield to maturity and the initial accrual period OID.

                     B. The Company will assign a CUSIP number to the Global Security representing such Note and then advise MELLON by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent. The Company will also notify the Agent of such CUSIP number by telephone as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to MELLON and to each Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture, and
                              (iii) upon authentication and delivery of such Global Security, the aggregate initial offering price of all Notes issued under the Indenture will not exceed $600,000,000, or such larger amount as instructed by written order of the Company in accordance with the Indenture (except for Book-Entry Notes represented by Global Securities authenticated and delivered in exchange for or in lieu of Global Securities pursuant to the Indenture).

                     C.       MELLON will enter a pending deposit
                              message through DTC's Participant

                              Terminal System, providing the following settlement information to DTC, such Agent, Standard & Poor's Corporation and Interactive Data Corporation:

                              1. The information set forth in Settlement Procedure "A".

                              2.      The Participant account numbers
                                      maintained by DTC on behalf of MELLON
                                      and the Agents.

                              3.      Identification as a Fixed Rate or
                                      Floating Rate Note.

                              4. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related Record Date (which, in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Regular Record Date as defined in the Note) and amount of interest payable on such Interest Payment Date.

                              5.      The Interest Payment Period.

                              6.      CUSIP number of the Global Security
                                      representing such Note.

                              7.      Whether such Global Security will
                                      represent any other Book-Entry Note (to
                                      the extent known at such time).

                     D. The Company will deliver to MELLON the Global Security representing such Note.

                     E.       MELLON will complete such Note and
                              authenticate the Global Security representing such Note.

                     F. DTC will credit such Note to MELLON's participant account at DTC.

                     G.       MELLON will enter an SDFS deliver order
                              through DTC's Participant Terminal System instructing DTC to (i) debit such Note to MELLON's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit MELLON's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by MELLON to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) MELLON is holding such Global Security pursuant to the Certificate Agreement between MELLON and DTC.

                     H. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                     I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                     J. MELLON will credit to the account of the Company maintained at MELLON funds available for immediate use in the amount transferred to MELLON in accordance with Settlement Procedure "G".

                     K. Monthly, MELLON will send to the Company a statement setting forth the principal amount of Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised MELLON but which have not yet been settled.

                     L. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.


Settlement           For orders of Book-Entry Notes solicited by an Agent,
Procedures           as agent, and accepted by the Company for settlement on
Timetable:           the first Business Day after the sale date, Settlement
                     Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                     Settlement
                     Procedure                         Time
                     ----------                        ----

                          A                11:00 A.M. on the sale date
                          B                12:00 Noon on the sale date
                          C                 2:00 P.M. on the sale date
                          D                 3:00 P.M. on day before
                                                 settlement date
                          E                 9:00 A.M. on settlement
                                                 date
                          F                10:00 A.M. on settlement
                                                 date
                          G-H               2:00 P.M. on settlement
                                                 date
                          I                 4:45 P.M. on settlement
                                                 date
                          J-L               5:00 P.M. on settlement
                                                 date

                     If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., Noon and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement

                     Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                     If settlement of a Book-Entry Note is rescheduled or cancelled, MELLON will deliver to DTC, through DTC's Participation Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to           If MELLON fails to enter an SDFS deliver order with
Settle:              respect to a Book-Entry Note pursuant to Settlement
                     Procedure "G", MELLON may deliver to DTC, through DTC's
                     Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to MELLON's participant withdrawal message, provided that MELLON's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, MELLON will mark such Global Security "cancelled", make appropriate entries in MELLON's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, MELLON will exchange such Global Security for two Global
                     Securities, one of which shall represent such Book-Entry
                     Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining

                     Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                     If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. Thereafter, MELLON will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, MELLON will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedures for       When the Company has determined to change the interest
Rate Changes:        rates of Notes being offered, it will promptly advise the
                     Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time only "indications of interest" may be recorded.

Suspension of        Subject to the Company's representations,

Solicitation;        warranties and covenants contained in the Distribution
Amendment or         Agreement, the Company may instruct each Agent to suspend
Supplement           solicitation of purchases of Book-Entry    Notes at any
                     time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitations until such time as it has been advised by the Company that such solicitations may be resumed. If the Company decides to amend or supplement the registration statement filed by the Company with the Securities and Exchange Commission with respect to the Notes or the prospectus and prospectus supplement relating to the Notes, it will promptly advise each Agent and will furnish it with the proposed amendment or supplement, all consistent with the Company's obligations under the Distribution Agreement. The Company will, consistent with such obligations, promptly advise each Agent and MELLON whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such prospectus and prospectus supplement as in effect at the time of the suspension, together with the appropriate pricing supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such prospectus, prospectus supplement and pricing supplement may not be so delivered.

Delivery of          A copy of the prospectus and prospectus supplement
Prospectus:          relating to the Notes and a pricing supplement relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Note, confirmation of the purchase of such Note or payment for such Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by an Agent between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a prospectus, prospectus supplement and pricing supplement setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, each Agent will deliver a prospectus, prospectus supplement and pricing supplement as herein described with respect to each Book-Entry Note sold by it.

          PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

          MELLON will serve as Securities Registrar in connection with the Certificated Notes.

Issuance:            Each Certificated Note will be dated and issued as of the
                     date of its authentication by MELLON.  Each
                     Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note
                     (or any portion thereof), its original issuance date
                     (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated
                     Note or in lieu of a destroyed, lost or stolen
                     Certificated Note, the original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated
                     Note.

Registration:        Certificated Notes will be issued only in fully
                     registered form without coupons.

Transfers and        A Certificated Note may be presented for  transfer or
Exchanges:           exchange at the corporate  trust office of MELLON.
                     Certificated Notes will be exchangeable for other
                     Certificated Notes of the same series having identical terms but different denominations without service charge.
                     Certificated Notes will not be exchangeable for Book-Entry
                     Notes.

Maturities:          Each Certificated Note will mature on a date from more
                     than nine months to ten years from the settlement date for such Note.

Denominations:       Unless otherwise specified in the applicable Pricing
                     Supplement,

                    Certificated Notes will be issued in denominations of $1,000 or any amount that is a multiple of $1,000.

Interest:           General.  Interest on each Certificated Note will accrue
                    from the Original Issue Date of such Note for the first interest period and from the most recent Interest
                    Payment Date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or Maturity (other than a Maturity of a Fixed Rate Certificated Note occurring on the thirty-first day of a month, in which case such payment will include interest accruing to but excluding the thirtieth day of such month).

                    Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semi-annually on May 1 and November 1 of each year and at Maturity; provided, however, that in the case of Fixed Rate Certificated Notes issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date; and provided, further, that any payment required to be made on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

                    Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third
                    Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such Interest Payment Date will be postponed to the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, in which event such Interest Payment Date will be the immediately preceding Business Day; and provided, further, if the Maturity Date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of redemption or repayment). In the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of      Fixed Rate Certificated Notes.  Interest on Fixed Rate
Interest:           Certificated Notes (including interest for partial periods)
                    will be calculated on the basis of a year of twelve thirty-day months. (Examples of interest calculations are as follows: August 15, 1994 to February 18, 1995, equals
                    6 months and 3 days or 183 days; the interest payable equals 183/360 times the annual rate of interest times the principal amount of the Note. The period from September 17, 1994, to February 18, 1995 equals 4 months and 31 days, or 151 days;
                    the interest payable equals 151/360 times the annual rate of interest times principal amount of the Note.)

                    Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. The Company and MELLON will confirm the amount of the initial interest payment due on any Floating Rate Certificated Note for which the initial Interest Period is shorter or longer than the Index Maturity. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of         MELLON will pay the principal amount of each Certificated
Principal and       Note at Maturity upon presentation and surrender of such
Interest:           Note to MELLON.  Such payment, together with payment of
                    interest due at Maturity of such Note, will be made in funds available for immediate use by MELLON and in turn by the Holder of such Note. Certificated Notes presented to MELLON at Maturity for payment will be cancelled by MELLON and delivered to the Company with a certificate of cancellation. All interest payments on a Certificated Note
                    (other than interest due at Maturity) will be made by check drawn on MELLON (or another Person appointed by MELLON) and mailed by MELLON to the Person entitled thereto as provided in such Note and the Indenture; provided, however, that the Holder of $10,000,000 or more of Notes with similar tenor and terms will be entitled to receive payment by wire transfer. Following each Regular Record Date and Special
                    Record Date, MELLON will furnish the Company with a list of interest payments to be made on the following Interest
                    Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Maturity will be payable to the Person to whom the payment of principal is payable. MELLON will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated

                    Notes maturing in the next month. MELLON will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                    If any Interest Payment Date for or the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be.

Procedure for       The Company and the Agents will discuss from time to
Rate Setting and    time the aggregate principal amount of, the issuance price
Posting:            of, and the interest rates to be borne by, Certificated
                    Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Certificated Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and      Unless otherwise instructed by the Company, each Agent
Rejection of        will advise the Company promptly by telephone of all offers
Offers:             to purchase Certificated Notes received by such Agent,
                    other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part.

Preparation of      If any Order to purchase a Certificated Note is accepted
Pricing             by or on behalf of the Company, the Company will prepare a
Supplement:         pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to file it with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company will also deliver a completed Pricing Supplement, via next day mail or telecopy to arrive no later than 11:00 A.M. on the Business
                    Day following the trade date, to the appropriate Agent at the following locations (or at such other location as designated by the appropriate Agent):

                    Morgan Stanley & Co. Incorporated:

                         Morgan Stanley & Co. Incorporated
                         1251 Avenue of the Americas
                         New York, NY  10020
                         Attn:  Manager - Credit Department
                         Telephone:  (212) 703-7182
                         Telecopy:  (212) 703-6503

                         also, please send a copy to:

                         Morgan Stanley & Co. Incorporated
                         1221 Avenue of the Americas
                         New York, NY  10020
                         Attn:  Managing Director Short and
                                Medium Term Finance Department
                         Telephone:  (212) 296-5322
                         Telecopy:  (212) 764-7490

                    Merrill Lynch & Co.:

                         Merrill Lynch & Co. - Tritech Services
                         4 Corporate Place
                         Corporate Park 287
                         Piscataway, NJ  08854
                         Attn:  Final Prospectus Unit/Nachman
                                       Kimerling
                         Telephone:  (908) 878-6525/26/27
                         Telecopy:  (908) 878-6530

                         also, for recordkeeping purposes, please send a copy to:

                         Merrill Lynch & Co.,
                         Merrill Lynch, Pierce, Fenner &
                         Smith Incorporated
                         Merrill Lynch World Headquarters
                         World Financial Center, North Tower
                         10th Floor
                         New York, NY  10281-1310
                         Attn:  MTN Product Management
                         Telephone:  (212) 449-3780
                         Telecopy:  (212) 449-2234

                    Salomon Brothers Inc:

                        Salomon Brothers Inc
                        Seven World Trade Center
                        New York NY  10048
                        Attn:  Medium Term Note Department
                        Telephone:  (212) 783-2882
                        Telecopy:  (212) 783-4120

                    The Agent will cause a Pricing Supplement to be delivered to the purchaser of the Note.

                    In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:         The receipt by the Company of immediately available funds
                    in exchange for an authenticated Certificated Note delivered to the selling Agent and such Agent's delivery of such Note against receipt of immediately available funds shall, with respect to such Note, constitute
                    "settlement". All orders accepted by the Company will be settled on or before the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on a later date.

Settlement          Settlement Procedures with regard to each Certificated
Procedures:         Note sold by the Company through an Agent, as agent, shall be as follows:

                    A. Such Agent will advise the Company by telephone of the following settlement information:

                             1.      Name in which such Note is to be
                                     registered ("Registered Owner").

                             2.      Address of the Registered Owner and
                                     address for payment of principal and
                                     interest.

                             3. Taxpayer identification number of the Registered Owner (if available).

                             4.      Principal amount.

                             5.      Stated Maturity.

                             6.      In the case of a Fixed Rate
                                     Certificated Note, the interest rate or, in the case of a Floating Rate Certificated Note, the initial interest rate (if known at such time), Base Rate, Index Maturity, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                             7.      Interest Payment Period and Interest
                                     Payment Dates.

                             8.      Redemption provisions, if any.

                             9.      Repayment provisions, if any.

                             10.     Settlement date.

                             11.     Price.

                             12.     Agent's commission, determined as
                                     provided in Section 1 of the Distribution
                                     Agreement between  the Company and such
                                     Agent.

                             13. Whether the Note is an Original Issue Discount Note, and if it is an Original Issue Discount Note, the total amount of OID, the yield to maturity and the initial accrual period OID.

                    B. The Company will advise MELLON by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above and the name of such Agent. Each such communication by the Company shall constitute a representation and warranty by the Company to MELLON and to each Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note will conform with the terms of the Indenture, and (iii) upon authentication and delivery of such Note, the aggregate initial offering price of all Notes issued under the Indenture will not exceed $600,000,000, or such larger amount as instructed by written order of the Company in accordance with the Indenture (except for Notes represented by Notes authenticated and delivered in exchange for or in lieu of Notes pursuant to such Indentures).

                    C. The Company will deliver to MELLON for such Note either (i) a preprinted four-ply packet or
                             (ii) a single-ply Note with three appropriately designated photocopies thereof in forms that have been approved by the Company, the Agents and MELLON, as follows:

                             1.      Note.

                             2.      Stub (or Copy) One - For MELLON.

                             3.      Stub (or Copy) Two - For Agent.

                             4.      Stub (or Copy) Three - For the Company.

                    D.       MELLON will complete such Note and
                             authenticate such Note and deliver it and Stubs (Copies) One and Two to such Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub (Copy) One and returning it to MELLON. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company at MELLON, in funds available for immediate use, of an amount equal to the price of such Note less such Agent's commission.

                              In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                     E. Such Agent will deliver such Note to the customer against payment in immediately payable funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub (Copy) Two.

                     F.       MELLON will send Stub (Copy) Three to the
                              Company by first-class mail. Periodically, MELLON will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indentures and setting forth a brief description of any sales of which the Company has advised MELLON but which have not yet been settled.

Settlement           For offers of Certificated Notes solicited by an Agent,
Procedures           as agent, and accepted by the Company, Settlement
Timetable:           Procedures "A" through "F" set forth above shall be
                     completed on or before the respective times (New York City time) set forth below:

                      Settlement
                      Procedure                  Time
                      ----------                 ----

                      A                2:00 P.M. on day before
                                            settlement date
                      B                3:00 P.M. on day before
                                            settlement date
                      C-D              2:15 P.M. on settlement
                                            date
                      E                3:00 P.M. on settlement
                                            date
                      F                5:00 P.M. on settlement
                                            date

Failure to           If a purchaser fails to accept delivery of and make
Settle:              payment for any Certificated Note, the selling Agent will
                     notify the Company and MELLON by telephone and return
                     such Note to MELLON.  Upon receipt of such notice, the
                     Company will immediately wire transfer to the account of
                     the Agent an amount equal to the amount previously
                     credited thereto in respect of such Note. Such wire
                     transfer will be made on the settlement date, if possible, and in any event not later than the day following the
                     settlement date.  If the failure shall have occurred for
                     any reason other than a default by such Agent in the
                     performance of its obligations hereunder and under the
                     Distribution Agreement with the Company, then the Company
                     will reimburse such Agent or MELLON, as appropriate, on an equitable basis for its loss of the use of the funds
                     during the period when they were credited to the account
                     of the Company.   Immediately upon receipt of the
                     Certificated Note in respect of which such failure occurred, MELLON will mark such Note "cancelled," make appropriate entries in MELLON's records and send such Note to the Company.

Procedure for        When the Company has determined to change the interest
Rate Changes:        rates of Notes being offered, it will promptly advise the
                     Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time only "indications of interest" may be recorded.

Suspension of        Subject to the Company's representations, warranties
Solicitation;        and covenants contained in the Distribution Agreement, the
Amendments or        Company may instruct each Agent to suspend solicitation of
Supplement:          purchases of Certificated Notes at any time.  Upon receipt of such instructions, each Agent will forthwith suspend such solicitations until such time as it has been advised by the Company that such solicitations may be resumed. If the Company decides to amend or supplement the registration statement filed by the Company with the Securities and Exchange Commission with respect to the Notes or the prospectus and prospectus supplement relating to the Notes, it will promptly advise each Agent and will furnish it with the proposed amendment or supplement, all consistent with the Company's obligations under the Distribution Agreement. The Company will, consistent with such obligations, promptly advise each Agent and MELLON whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such prospectus and prospectus supplement as in effect at the time of the suspension, together with the appropriate pricing supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such prospectus, prospectus supplement and pricing supplement may not be so delivered.

Delivery of          A copy of the prospectus and prospectus supplement
Prospectus:          relating to the Notes and a pricing supplement relating to a Certificated Note must accompany or precede the earlier of any written offer of such Note, delivery of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by an Agent between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a prospectus, prospectus supplement and pricing supplement setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, each Agent will deliver a prospectus, prospectus supplement and pricing supplement as herein described with respect to each Note sold by it.

                                                                       EXHIBIT B

                         AVCO FINANCIAL SERVICES, INC.

                               MEDIUM-TERM NOTES

           DUE FROM MORE THAN 9 MONTHS TO 10 YEARS FROM DATE OF ISSUE

                                TERMS AGREEMENT

                                                                           , 199
Avco Financial Services, Inc.
3349 Michelson Drive
Irvine, California 92715

Attention: Treasurer

     Subject in all respects to the terms and conditions of the Distribution Agreement dated October 12, 1994, between you and the undersigned (the "Agreement"), the undersigned agrees to purchase the following Medium Term Notes, Series F, of Avco Financial Services, Inc.:

Aggregate Principal Amount:

Interest Rate or Method of Calculation:

Interest Reset Period:

Maximum or Minimum Interest Rates:

Spread or Spread Multiplier:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Redemption/Repayment:

Price to Public:

Purchase Price:        % of Principal Amount [plus accrued interest from
       , 199  ]

Purchase Date and Time:

Other Provisions:

Place for Delivery of Notes and Payment Therefor:

Form:

Method of Payment:

Modification, if any, in the requirements to deliver the documents specified in
Section 5(B)(b) of the Agreement:

Period during which additional debt securities may not be sold pursuant to
Section 4(m) of the Agreement (until the Purchase Date, unless otherwise specified herein):

                                          [                         ]

                                          By:
                                             --------------------------------

Accepted:

AVCO FINANCIAL SERVICES, INC.

By:
   ---------------------------------
    Title:

                                                                       EXHIBIT C

                               FORM OF OPINION OF
                 HERBERT F. SMITH, ESQUIRE, GENERAL COUNSEL OF
                         AVCO FINANCIAL SERVICES, INC.

     The opinion of counsel for the Company, to be delivered pursuant to Section 4(j), 5(A)(b) or 5(B)(b) of this Agreement, shall be to the effect set forth below. All references to the "Registration Statement" shall be to the Registration Statement as amended as of the date of such opinion and all references to the "Note Prospectus" shall be to the Note Prospectus, as amended and supplemented as of the date of such opinion.

     (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation; the Company's subsidiaries have been duly incorporated and are existing corporations in good standing under the laws of their respective jurisdictions of incorporation; each of the Company and its subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Note Prospectus; and each of the Company and its subsidiaries is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, or if in any jurisdiction the Company or any of its subsidiaries is not so qualified, the failure to so qualify would not, in the aggregate, have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole; and all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, with respect to any such subsidiary organized under the laws of the United States or Canada or any of their respective jurisdictions, are owned beneficially (except as otherwise stated in the Registration Statement) by the Company subject to no security interest, other encumbrance, or adverse claim;

     (ii) Each of the Indentures has been duly authorized, executed, and delivered, has been qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument in accordance with its terms; the Notes have been duly authorized and, when executed and authenticated as specified in the Senior Indenture or the Senior Subordinated Indenture, as the case may be, and delivered pursuant to the provisions of this Agreement, will constitute valid and legally binding obligations of the Company in accordance with their terms and the terms of the applicable indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indentures conform to the description thereof in the Note Prospectus;

     (iii) The Registration Statement has become effective under the Act and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission;

     (iv) The Registration Statement and the Note Prospectus, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that the Registration Statement, at the time it became effective and as of the date of the opinion, or the Note Prospectus or any amendment or supplement thereto, as of the date of this Agreement or the date of the opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the documents incorporated by reference in the Registration Statement or Note Prospectus, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause;

     (v) The descriptions in the Registration Statement and Note Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Note Prospectus (or then required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement which are not described and filed as required; and

     (vi) This Agreement and any Terms Agreement have been duly authorized, executed and delivered by the Company; the performance thereof and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject, the Company's charter or by-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and any Terms Agreement in connection with the issuance or sale of the Notes by the Company, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under state securities laws in connection with the sale of the Notes.

     In addition, such opinion shall also cover such other matters as the Agent may reasonably require.

                                                                       EXHIBIT D

                               FORM OF LETTER OF
                                 ERNST & YOUNG
                      INDEPENDENT AUDITORS TO THE COMPANY

     All references to the "Registration Statement" shall be to the Registration Statement as amended as of the date of such letter and all references to the "Note Prospectus" shall be to the Note Prospectus, as amended and supplemented as of the date of such letter.

     (1) In their opinion, the financial statements examined by them and incorporated by reference in the Registration Statement and Note Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder.

     Include the following clauses modified appropriately in light of each of the documents incorporated by reference in the Note Prospectus and any interim results contained in the Note Prospectus.

     (2) On the basis of procedures referred to in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing caused them to believe that:

          [If incorporated Annual Report on Form 10-K contains unaudited financial information derived from audited financial statements (e.g., unaudited five or ten year summaries of financial information), insert -- (A) the unaudited information with respect to the results of
     operations [and financial position] for [and at the end of] the   years
     ended           , 19  , included [or incorporated by reference] in the
     Company's Annual Report on Form 10-K for the year ended           , 19
     does not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder, or does not agree with the corresponding amounts in the audited financial statements for the years then ended included [or incorporated by reference] in the Company's Annual Reports on Form 10-K for
     the year ended           , 19  , and           , 19  ; or]

          [If Note Prospectus includes unaudited information derived from audited financial statements, insert -- (B) the unaudited information with respect to the results of operations [and financial position] for [and at
     the end of] the   years ended           , 19  , included in the Note
     Prospectus under the caption "                         " does not agree
     with the corresponding amounts in the audited financial statements for the years then ended included [or incorporated by reference] in the Company's
     Annual Reports on Form 10-K for the years ended           , 19  ,
               and           , 19  ; or]

          [If a Quarterly Report on Form 10-Q is incorporated by reference in the Note Prospectus, insert -- (C) the unaudited financial statements included in the Company's Quarterly Report[s] on Form 10-Q for the
     quarter[s] ended           , 19  [,] [and] [          , 19  ] [and]
     [          , 19  ] [respectively,] do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder or are not stated on a basis substantially consistent with that of the audited financial statements included in the Company's Annual Report on Form 10-K for the
     year ended           , 19  ; or]

          [If unaudited interim financial information is included in the Note Prospectus and is derived from unaudited financial information included in a Quarterly Report on Form 10-Q referred to in (C) above, insert -- (D) the unaudited information with respect to the results of operations [and
     financial position] for [and at the end of] the   months ended           ,
     19  and           , 19  , included in the Note Prospectus under the caption
     "                         " does not agree with the corresponding amounts
     in the unaudited financial statements referred to in Subsection (C), which were not included in the Note Prospectus but from which such unaudited information included in the Note Prospectus was derived, or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Company's Annual Report on
     Form 10-K for the year ended           , 19  ; or]

          [If unaudited interim "capsule" information is included in the Note Prospectus but is not derived from unaudited financial information included or incorporated by reference in any incorporated document, insert -- (E) the unaudited net income [Insert other applicable items] and net income per
     share amounts for the   month periods ended [Insert dates] included in the
     Note Prospectus were not determined on a basis substantially consistent with the corresponding amounts in the audited financial statements included [or incorporated by reference] in the Company's Annual Report on Form 10-K
     for the year ended           , 19  , and do not agree with the
     corresponding amounts in the unaudited financial statements for such periods which were not included in the Note Prospectus but from which such amounts were derived and that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included [or incorporated by reference] in the Note Prospectus; or]

          (F) at the date of the latest available interim statement of consolidated financial position of the Company and at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the capital stock or increase in total short-term or total long-term debt of the Company and its consolidated subsidiaries or any decrease in its consolidated net assets as compared with amounts shown
     in the Consolidated Balance Sheet as of           , 199   included [or
     incorporated by reference] in the Note Prospectus; or

          (G) for the period from [Insert date of latest statement of income included or incorporated by reference in the Note Prospectus] to the date of the latest available interim Consolidated Statement of Income of the Company and to a subsequent specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the previous year [If appropriate, insert -- and with the period of corresponding length ended [Insert date of latest income statement included or incorporated by reference in the Note Prospectus]], in consolidated total revenue or consolidated net income, except in all cases for changes or decreases which the Note Prospectus discloses have occurred or may occur or as may be set forth in such letter.

     3. In addition to their examination referred to in their report[s] included [incorporated by reference] in the Registration Statement and Note Prospectus and the procedures referred to in (2) above, they have carried out certain other specified procedures, not constituting an audit, with respect to the dollar amounts, percentages and other financial information (in each case to the extent that such dollar amounts, percentages and other financial information, either directly or by analysis or computation, are derived from the general accounting records of the Company and its subsidiaries) which are included [or incorporated by reference] in the Note Prospectus and appear in the Note Prospectus [or
incorporated documents] under the caption "           ", and nothing caused
them to believe that such dollar amounts, percentages and financial information were not in agreement with the general accounting records of the Company.

                                       D-2